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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K



                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




        Date of report (Date of earliest event reported):  June 20, 1996


                            RESPONSE ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
                 (State or other jurisdiction of incorporation)


               0-15416                                    62-1212264
       (Commission File Number)             (I.R.S. Employer Identification No.)



               1775 Moriah Woods Blvd., Memphis, Tennessee  38117
          (Address of principal executive offices, including Zip Code)


                                 (901) 761-7000
              (Registrant's telephone number, including Area Code)


                                 Not Applicable
         (Former name or former address, if changed since last report)





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Item 2. Acquisition or Disposition of Assets.

         On June 20, 1996, the Registrant acquired (the "Transaction") from Jeffrey L. Paonessa, M.D. (the "Seller") 100% of the outstanding common stock (the "Acquired Stock") of Jeffrey L. Paonessa, M.D., P.A. (the "Acquired Business"). The total consideration (the "Purchase Price") paid for the Acquired Stock was approximately $9.5 million in cash, $5.1 million in an unsecured, subordinated promissory note payable on or before December 1, 1998, with the balance being paid by delivery of 196,154 restricted shares of common stock of the Registrant ("Registrant Common Stock"), valued at approximately $1.9 million. The Note may, at the election of the holder, be paid in shares of Registrant Common Stock based on a price of $15.50 per share. The delivery of the Registrant Common Stock as partial consideration for the Acquired Stock, the Note and the Registrant Common Stock potentially issuable by the Registrant in full or partial satisfaction of the Note have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

         The Acquired Stock was purchased by the Registrant directly from the Seller. At the time of the Transaction, the Seller had no material relationship with the Registrant. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the oncology and hematology specialty.

         Simultaneous with the consummation of the Transaction, a newly-formed professional association wholly owned by the Seller and formed to continue the group medical practice theretofore conducted by the Seller (the "New PA") entered into a long-term management services agreement (the "Service Agreement") with the Registrant providing for the management by the Registrant of the non-medical aspects of the practice thereafter conducted by the New PA. Pursuant to the Service Agreement, the Registrant will manage the non-medical aspects of the New PA's business and will permit the New PA to use office space, equipment and other assets owned or leased by the Registrant in exchange for an agreed-upon management fee.

         The cash portion of the Purchase Price was provided from the proceeds of a draw on the Registrant's unsecured acquisition credit facility provided through a syndicate of commercial banks led by NationsBank of Tennessee, N.A. Borrowings under such facility bear interest at a rate equal to LIBOR plus 2 5/8%, and are payable on or before May 31, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         It is impracticable for the Registrant to provide with this Current Report the financial statements for the Acquired Business required to be filed pursuant to Rule 3-05 of Regulation S-X and pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X because all such financial statements and information are presently not available. Such financial statements and pro forma financial information shall be filed as soon as it becomes available, but in any event no later than September 3, 1996.

         Also included herewith is Exhibit 10(s), Stock Purchase Agreement among Response Oncology, Inc., Jeffrey L. Paonessa, M.D. and J. Paonessa, M.D., P.A. dated as of June 19, 1996.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESPONSE ONCOLOGY, INC.


Dated:  July 5, 1996                  By: /s/ John A. Good
                                          ----------------------------
                                          John A. Good, Executive Vice
                                          President & General Counsel





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                                EXHIBIT INDEX

                                                                                                  Sequentially
Exhibit                                                                                             Numbered
Number                                        Description of Exhibit                                  Page
- ------                                        ----------------------                                  ----
10(s)                    Stock Purchase Agreement by and among Response Oncology, Inc., Jeffrey
                         L. Paonessa and J. Paonessa, M.D., P.A. dated June 19, 1996